Exhibit 10.1

EXCHANGE AGREEMENT

EXCHANGE AGREEMENT (this "Agreement"), dated as of August 10, 2015, by and between Apptigo International, Inc. a Nevada corporation, with offices located at 1801 SW 3rd Avenue, Suite 402, Miami, Florida 33129 (the "Company"), and The Vantage Group Ltd. with an address at 9429 Harding Avenue, Suite 5, Surfside, FL 33154 (the "Holder").

WHEREAS:

A. The Holder is the owner, beneficially and of record, of 145,000 shares of the Company's Series A Convertible Preferred Stock par value $.001 per share (the "Preferred Shares").

B. The Company and the Holder desire to enter into this Agreement, pursuant to which, among other things, the Holder shall exchange the Preferred Shares for a 10% Convertible Debenture in the original principal amount of $809,205 in the form of Exhibit "A" attached hereto (the "Exchange Note") in reliance upon the exemption from registration provided by Section 3(a) (9) of the Securities Act, as amended (the "Securities Act"); and

C. In addition to the terms defined elsewhere in this Agreement, the following terms have the meanings set forth below:

"Affiliate" means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

"Board of Directors" means the board of directors of the Company.

"Business Day" means any day except Saturday, Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

"Exempt Issuance" means the issuance of (a) securities upon the exercise, exchange or conversion the Exchange Note issued hereunder and/or other securities, options, warrants, convertible securities or other rights to acquire, exercisable or exchangeable for or convertible into, shares of Common Stock, in each case that are issued and outstanding on the date of this Agreement, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise, exchange or conversion price of such securities and (b) securities issued pursuant to acquisitions of companies, assets or intellectual property (or licensing of assets or intellectual property) or strategic transactions approved by a majority of the disinterested directors of the Company, provided that any such issuance shall only be to a Person which is, itself or through its subsidiaries, an operating company or a university of other non-financial institution and in which the Company receives benefits in addition to the investment of funds.

"Liens" means a lien, charge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

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"Proceeding" means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.

"Trading Day" means a day on which the principal Trading Market is open for trading.

"Trading Market" means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE MKT, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, the OTCQX or the OTCQB.

"Transfer Agent" means Interwest Transfer Co., Inc. having an address of 1981 Murray Holladay Road, Suite 100, Salt Lake City, UT 84117 and a facsimile number of ______and any successor transfer agent of the Company.

"VWAP" means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. New York City time to 4:02 p.m. New York City time); (b) if prices for the Common Stock are then reported in the OTCPink reported by OTC Markets Group Inc., (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported; or (c) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Holder and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the Company and the Holder hereby agree as follows:

1. Exchange of Preferred Shares. On the date hereof, the Holder shall, and the Company shall, pursuant to Section 3(a)(9) of the Securities Act, exchange the Preferred Shares for the Exchange Note, without the payment of any additional consideration (the "Exchange"), as follows:

(a) Delivery. In exchange for the Preferred Shares, on the date hereof the Company shall issue to the Holder the Exchange Note. The Holder shall deliver or cause to be delivered to the Company the Preferred Shares on the date hereof. Promptly following the issuance of the Exchange Note to the Holder, the Preferred Shares shall be cancelled.

(b) Other Documents. The Company and the Holder shall execute and/or deliver such other documents and agreements as are customary and reasonably necessary to effectuate the Exchange.

2. Representations and Warranties

(a) Holder Representations and Warranties. The Holder hereby represents and warrants to the Company that, as of the date hereof, the Holder is the sole record and beneficial owner of the Preferred Shares and will transfer and deliver to the Company at the Closing valid title to the Preferred Shares, free from preemptive or similar rights, taxes, liens, charges and other encumbrances. The holder agrees that it will not convert any portion of the Debenture until ninety days from the date it could otherwise do so pursuant to Rule 144 (as defined below).

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(b) Company Representations and Warranties. (i) The Company has the requisite power and authority to enter into and perform its obligations under this Agreement and the Exchange Note. The Company hereby represents and warrants to the Holder that, as of the date hereof, the Exchange Note and the issuance of the Exchange Note have been duly authorized and upon issuance in accordance with the terms of this Agreement and the Exchange Note, the shares issuable upon conversion of the Exchange Note will be validly issued, fully paid and non-assessable and free from all preemptive or similar rights, taxes, liens, charges and other encumbrances with respect to the issue thereof. The Exchange Note shall be issued with the restrictive legend prescribed by the Securities Act. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the shares upon conversion of the Exchange Note will not (i) result in a violation of the articles of incorporation or other organizational documents of the Company or any of its subsidiaries, any capital stock of the Company or any of its subsidiaries or bylaws of the Company or any of its subsidiaries, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including foreign, federal and state securities laws and applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries is bound or affected except, in the case of clause (ii) or (iii) above, to the extent such violations that could not reasonably be expected to have a Material Adverse Effect (as hereinafter defined) on the Company or its subsidiaries.

(ii) Each of the Company and the subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of any this Agreement, the Exchange Note or any document issued in connection with this Agreement or the Exchange Note (collectively the "Transaction Documents"), (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and the subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company's ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a "Material Adverse Effect") and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(iii) The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the "SEC Reports") on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Securities and Exchange Commission (the "Commission") with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with generally accepted accounting principles ("GAAP"), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

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(iv) The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration. The Company's Common Stock is quoted on a Trading Market. The Company has not, in the 12 months preceding the date hereof, received notice from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements.

3. Covenants.

(a) Disclosure of Transactions and Other Material Information. On or before 9:30 a.m., New York time, on the fourth (4th) Business Day following the date of this Agreement, the Company shall file a Current Report on Form 8-K describing all the material terms of the transactions contemplated by this Agreement in the form required by the Exchange Act, as amended and attaching the form of this Agreement (including all attachments, the "8-K Filing"). From and after the issuance of the 8-K Filing, the Company shall have disclosed all material, non-public information (if any) delivered to the Holder by the Company in connection with the transactions contemplated by this Agreement.

(b) Section 3(a)(9). The Company represents that the exchange of the Preferred Shares for the Exchange Note is being made in reliance upon the exemption from registration provided by Section 3(a)(9) of the Securities Act and agrees not to take any position contrary to this Section 3(b). For the purposes of Rule 144 of the Securities Act ("Rule 144"), the Company acknowledges that the holding period of the Exchange Note and the shares issuable upon the conversion of the Exchange Note may be tacked onto the holding period of the Preferred Shares and the Company agrees not to take a position contrary to this Section 3(b).

(c) Letter to the transfer Agent. On or before the date hereof, the Company shall execute and deliver to the Company's transfer agent the irrevocable transfer agent letter attached hereto as exhibit B.

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(d) Acknowledgment of Dilution. The Company acknowledges that the issuance of the Common Stock issuable upon conversion of the Exchange Note may result in dilution of the outstanding shares of Common Stock, which dilution may be substantial under certain market conditions. The Company further acknowledges that its obligations under this Agreement and, the Exchange Note and the documents executed in connection with such documents, including, without limitation, the Company's obligation to issue the Common Stock issuable upon conversion of the Exchange Note, are unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction, regardless of the effect of any such dilution or any claim the Company may have against the Holder and regardless of the dilutive effect that such issuance may have on the ownership of the other stockholders of the Company.

(e) Furnishing of Information. Until the earliest of the time that the Holder no longer owns the Exchange Note or any Common Stock, the Company covenants maintain the registration of the Common Stock under Section 12(b) or 12(g) of the Exchange Act and to use all commercially reasonable efforts to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act. As long as the Holder owns the Note and/or any Common Stock, if the Company is not required to file reports pursuant to the Exchange Act, it will prepare and furnish to the Holder and make publicly available in accordance with Rule 144(c) such information as is required for the Holder to sell the Securities under Rule 144. The Company further covenants that it will use all commercially reasonable efforts to take such further action as any holder of Securities may reasonably request, to the extent required from time to time to enable such Person to sell such Common Stock without registration under the Securities Act within the requirements of the exemption provided by Rule 144.

(f) Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Exchange Note to the Holder in a manner that would require the registration under the Securities Act of the sale of the Exchange Note to the Holder.

(g) Conversion and Exercise Procedures. The Exchange Note sets forth the totality of the procedures required of the Holder in order to convert the Exchange Note. No additional legal opinion, other information or instructions shall be required of the Holder to convert their Exchange Note. The Company shall honor conversions of the Exchange Note shall deliver the Common Stock issuable upon conversion of the Exchange Note in accordance with the terms, conditions and time periods set forth in the Exchange Note.

(h) Non-Public Information. Except with respect to the material terms and conditions of the transactions contemplated by the this Agreement, the Company covenants and agrees that after the date hereof, neither it, nor any other Person acting on its behalf, will provide the Holder or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto the Holder shall have executed a written agreement regarding the confidentiality and use of such information. The Company understands and confirms that the Holder shall be relying on the foregoing covenant in effecting transactions in securities of the Company.

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(i) The Company will indemnify and hold the Holder and its directors, officers, shareholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls the Holder (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling person (each, a "Holder Party") harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys' fees and costs of investigation that any such Holder Party may suffer or incur as a result of or relating to any action, suit, claim or proceeding brought by a third party against such Holder Party arising out of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the Exchange Note or any agreement or document executed in connection with the Transaction Documents or (b) any action instituted against a Holder in any capacity, or any of them or their respective Affiliates, by any stockholder of the Company who is not an Affiliate of the Holder, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is based upon a breach of such Holder's representations, warranties or covenants under the Transaction Documents or any agreements or understandings the Holder may have with any such stockholder or any violations by the Holder of state or federal securities laws or any conduct by the Holder which constitutes fraud, gross negligence, willful misconduct or malfeasance). If any action shall be brought against the Holder Party in respect of which indemnity may be sought pursuant to this Agreement, such Holder Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Holder Party. Any Holder Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Holder Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of such separate counsel, a material conflict on any material issue between the position of the Company and the position of such Holder Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel. The Company will not be liable to any Holder Party under this Agreement (y) for any settlement by a Holder Party effected without the Company's prior written consent, which shall not be unreasonably withheld or delayed; or (z) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Holder Party's material breach of any of the representations, warranties, covenants or agreements made by such Holder Party in this Agreement or in the other Transaction Documents.

(j) Reservation and Listing of Securities.

(i) If, on any date, the number of authorized but unissued (and otherwise unreserved) shares of Common Stock issuable on conversion of the Exchange Note is less than the Reserved Amount (as defined in the Exchange Note) on such date, then the Board of Directors shall use commercially reasonable efforts to amend the Company's certificate or articles of incorporation to increase the number of authorized but unissued shares of Common Stock to at least the Reserved Amount at such time, as soon as possible and in any event not later than the 60th calendar day after such date.

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(ii) The Company shall, if applicable: (i) in the time and manner required by the principal Trading Market, prepare and file with such Trading Market an additional shares listing application covering a number of shares of Common Stock issuable on conversion of the Exchange Note at least equal to the Reserved Amount on the date of such application, (ii) take all steps necessary to cause such shares of Common Stock issuable on conversion of the Exchange Note to be approved for listing on such Trading Market as soon as possible thereafter, (iii) provide to the Holder evidence of such listing and (iv) maintain the listing of such Common Stock on conversion of the Exchange Note on any date at least equal to the Reserved Amount on such date on such Trading Market or another Trading Market.

(k) Corporate Existence. So long as any of the Exchange Note or any Common Stock issued on conversion of the Exchange Note remains outstanding, the Company shall not directly or indirectly consummate any merger, reorganization, restructuring, consolidation, sale of all or substantially all of the Company's assets or any similar transaction or related transactions (each such transaction, an "Organizational Change") unless, prior to the consummation an Organizational Change, the Company obtains the written consent of the Holder, which consent shall not be unreasonably withheld. In any such case, the Company will make appropriate provision with respect to such holders' rights and interests to insure that the provisions of this Section will thereafter be applicable to the Exchange Note.

(l) Transfer Agent. The Company covenants and agrees that it will at all times while the Exchange Note remains outstanding maintain a duly qualified independent transfer agent.

(m) Right of First Refusal. While the Holder holds any Exchange Note, if the Company proposes to offer and sell any New Securities (as defined below) subsequent to the date of this Agreement in a transaction primarily for purposes of financing the operations or business of the Company and its subsidiaries, the Company shall provide to the Holder who holds any Exchange Note written notice (the "Offering Notice") stating the number of New Securities proposed to be offered and sold, the total purchase price, the terms of payment, and any other material terms of the offer (to the extent then known). For a period of three (3) business days after its receipt of the Offering Notice, such Holder may, by written notice delivered to the Company within such time period, accept such offer and elect to purchase all or any portion of such New Securities on the terms set forth in the Offering Notice and similar terms as other investors that purchase New Securities in such offering. If the Holder so elects to participate, the Holder shall execute and deliver the same agreements and instruments as other purchasers of the New Securities. For purposes of this Section, "New Securities" shall mean any equity or convertible debt securities of the Company issued in a transaction primarily for purposes of financing the operations or business of the Company and its subsidiaries, provided, however, that "New Securities" shall not include any securities issued in Exempt Issuances

4. Miscellaneous.

(a) Waivers. The waiver of a breach of this Agreement or the failure of any party hereto to exercise any right under this Agreement shall in no way constitute waiver as to future breach whether similar or dissimilar in nature or as to the exercise of any further right under this Agreement.

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(b) Amendment. This Agreement may be amended or modified only by an instrument of equal formality signed by the Parties or the duly authorized representatives of the respective Parties.

(c) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to conflict of laws. Any action, suit, or proceeding arising out of, based on, or in connection with this Agreement, any document relating hereto or delivered in connection with the transactions contemplated hereby, any statement, certificate, or other instrument delivered by or on behalf of, or delivered to, any party hereto or thereto in connection with the transactions contemplated hereby or thereby, any breach of this Agreement or such other document, or the other transactions contemplated hereby or thereby may be brought only in the state courts of the State of New York located in New York City, or in the United States District Court for the Southern District of New York and each party covenants and agrees not to assert, by way of motion, as a defense, or otherwise, in any such action, suit, or proceeding, any claim that it is not subject personally to the jurisdiction of such court if it has been duly served with process, that its property is exempt or immune from attachment or execution, that the action, suit, or proceeding is brought in an inconvenient forum, that the venue of the action, suit, or proceeding is improper, or that this Agreement or the subject matter hereof may not be enforced in or by such court. Each party hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Agreement or any other Transaction Document by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address sin effect for notice under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. The Company and the Holder waive trial by Jury. The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs.

(d) Assignment. This Agreement is not assignable except by operation of law.

(e) Entire Agreement. This Agreement and the Exchange Note and the documents issued in connection with these documents contains the entire agreement among the Parties with respect to the transactions contemplated hereby, and supersedes all prior agreements, written or oral, with respect hereof.

(f) Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed, shall constitute an original copy hereof, but all of which together shall consider but one and the same document.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Holder and the Company have duly executed this Agreement as of the date first written above.

COMPANY

APPTIGO INTERNATIONAL, INC.

By: /s/ David Steinberg

Name: David Steingberg

Title: President

HOLDER

THE VANTAGE GROUP LTD.

By: /s/ Lyle Hauser

Name: Lyle Hauser

Title: President and Chief Executive Officer

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Exhibit A

Convertible Debenture

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